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                                                                  EXHIBIT (J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 9, 2003, relating to the financial statement of Williams Capital Liquid Assets Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
January 9, 2003